Exhibit 5(a)

[Letterhead of Gibson, Dunn & Crutcher LLP]

April 23, 2004

C 89298-00016

Stratus Technologies, Inc.

Cemprus Technologies, Inc.

Cemprus, LLC

111 Powdermill Road

Maynard, MA 01754-3409

Re:    Stratus Technologies, Inc.

          Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special counsel to Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), Cemprus Technologies, Inc., a Delaware corporation (“Cemprus Technologies”), and Cemprus, LLC, a Delaware limited liability company (“Cemprus,” and together with Cemprus Technologies, the “Guarantors”), in connection with the Issuer’s registration, on a Registration Statement on Form F-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), of $170,000,000 aggregate principal amount of 10.375% Senior Notes due 2008 (the “New Notes”).

The New Notes will be offered in exchange for a like principal amount of the Issuer’s outstanding 10.375% Senior Notes due 2008 (the “Old Notes”), pursuant to the Registration Rights Agreement, dated as of November 18, 2003 (the “Registration Rights Agreement”), by and between the Issuer and the guarantors party thereto, on the one hand, and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Fleet Securities, Inc., as initial purchasers (the “Initial Purchasers”), on the other hand. The Registration Rights Agreement was executed in connection with the private placement of the Old Notes.

The Old Notes were issued and the New Notes will be issued pursuant to an Indenture, dated as of November 18, 2003 (the “Indenture”), by and between the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the

Stratus Technologies, Inc.

Cemprus Technologies, Inc.

Cemprus, LLC

April 23, 2004

terms of the Indenture, the obligations of the Issuer under the New Notes will be guaranteed on a senior unsecured basis by the Guarantors (the “Guarantees”). The New Notes and the Indenture are each governed by the internal laws of the State of New York.

In rendering this opinion, we have examined the Registration Statement, the Indenture and the New Notes (collectively, the “Documents”), and have also made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents, as we have considered necessary or appropriate for purposes of this opinion. As to factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Issuer and the Guarantors in the Purchase Agreement, dated as of November 6, 2003, by and between the Issuer and the guarantors party thereto, on the one hand, and the Initial Purchasers, on the other hand, executed in connection with the issuance and sale of the Old Notes, or certificates obtained from public officials and others.

In connection with such examination, we have assumed each of the following:

a)	The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

b)	each party to the Documents (other than the Issuer and the Guarantors) had and has all requisite power and authority to execute, deliver and perform its obligations under the Documents, the execution and delivery of the Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and did not, do not and will not violate any law, regulation, order, judgment or decree applicable to such party and the Documents have been duly executed and delivered by each such party and are legal, valid and binding obligations of such party enforceable against it in accordance with their respective terms;

c)	the proceeds from the sale of the Old Notes were applied as set forth in the Offering Circular of the Issuer dated November 6, 2003 in connection with the issuance and sale of the Old Notes;

d)

the issuance and delivery of the New Notes do not and will not, at any time, violate any applicable law or result in a violation of any provision of any instrument or agreement then binding on the Issuer or the Guarantors or any restriction imposed by

Stratus Technologies, Inc.

Cemprus Technologies, Inc.

Cemprus, LLC

April 23, 2004

any court or governmental body having jurisdiction over the Issuer or the Guarantors; and

e)	the Registration Statement shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein, we are of the opinion that:

1. The New Notes, when duly executed and delivered by or on behalf of the Issuer in the form contemplated by the Indenture and upon the terms set forth in the Registration Statement and authenticated by the Trustee, will be legally issued and will constitute valid and binding obligations of the Issuer enforceable against it in accordance with their terms.

2. The Guarantees, when the New Notes shall have been duly executed and delivered by or on behalf of the Issuer in the form contemplated by the Indenture and upon the terms set forth in the Registration Statement and authenticated by the Trustee, will constitute legal, valid and binding obligations of the Guarantors.

The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

A. Our opinion is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of Article IX of the Certificate of Incorporation of Cemprus Technologies, which relate to compromises or arrangements between a corporation and creditors or stockholders.

B. We express no opinion regarding the effectiveness of (i) any waiver (whether or not stated as such) under the Documents, or any consent thereunder relating to any unknown future rights or any waiver of stay, extension or usury laws; or (ii) provisions

Stratus Technologies, Inc.

Cemprus Technologies, Inc.

Cemprus, LLC

April 23, 2004

relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

C. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware General Corporation Law and Delaware Limited Liability Company Act. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts. We express no opinion regarding any federal or state securities laws or regulations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

JHE/SRS